Exhibit 99.1

Dynacq Healthcare Estimates First Quarter Earnings Decline; Announces Proposed Shanghai Joint Venture; Sale of Slidell Property; Executive Change

HOUSTON—(BUSINESS WIRE)—February 3, 2004—Dynacq Healthcare, Inc. (NASDAQ NM: DYIIE) (the “Company”) announced today that estimated net patient service revenue, net income and fully diluted earnings per share for its first fiscal quarter ended November 30, 2003 decreased in excess of 50% from $17.9 million, $4.7 million and $.27, respectively, in the quarter ended November 30, 2002.

These lower results were expected, as the first quarter of fiscal 2004 was negatively impacted by operating expenses incurred in the start up of our new Garland facility with minimal offsetting revenue and also by a lower level of activity in our Pasadena facility. Additionally, several long-time members of the physician staff at the Pasadena facility ceased or reduced their surgeries in that facility during the first quarter of fiscal 2004. The Company has been actively recruiting new physicians to the staff. The Company expects that the second fiscal quarter will also fall short of the results achieved in the second quarter of fiscal 2003.

The earnings estimates announced today are preliminary and may change based upon the outcome of pending discussions between the Company and the Securities and Exchange Commission. The financial statements from which Dynacq’s preliminary earnings estimates are derived have not been reviewed by our independent auditor, which has only recently been appointed, but have been prepared based upon the same accounting policies underlying our prior reported financial statements. Reports and financial statements previously filed by the Company are being reviewed by the Securities and Exchange Commission.

The Board of Directors of the Company has ratified and approved negotiations for the potential long-term lease of land and procurement of a hospital license for a hospital to be constructed in Shanghai, China. The proposed hospital would be owned by a joint venture company controlled by Dynacq, with several local joint venture partners. While certain approvals from the Beijing and Shanghai governments have been obtained, other required approvals have not. No assurance can be given that the required approvals will be obtained or that the proposed joint venture hospital project can be achieved at all, or if so, on terms deemed favorable to the Company.

The Company also announced that on January 23, 2004, the Company completed the sale of its land in Slidell, Louisiana for $2,500,000, resulting in a small profit. The Company had determined that the Slidell hospital project was no longer consistent with the Company’s current business plan.

Irvin T. Gregory, who has served as the Company’s Executive Vice President and Chief Development Officer since October 2001, elected to leave the Company at the conclusion of his employment agreement on January 31, 2004 to pursue his personal investments and business ventures.

Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Statements in this press release concerning the beliefs, expectations, intentions, future events, future performance, and business prospects may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on a number of risks and uncertainties. If any of these risks and uncertainties materialize, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include, without limitation, the outcome of discussions with the Securities and Exchange Commission regarding the accounting policies applied in preparation of the Company’s financial statements, the outcome of the pending hearing with regard to delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with pending inquiries, the protraction of our new audit firm’s review and audit of the Company’s financial statements, inability to obtain required permits, rights or authorizations for the proposed new hospital, inability to negotiate desired terms with proposed joint venture partners, and our dependence upon completion of required audits and favorable regulatory determinations for availability of financing options and other transactions.

Contact

Dynacq Healthcare, Inc.

James N. Baxter, 713/378-2000

E-mail: jimbaxter@dynacq.com

Source: Dynacq Healthcare, Inc.